Exhibit 99.1

Healthpeak Properties Reports Fourth Quarter and Year Ended 2024 Results and Increases Cash Dividend
DENVER, February 3, 2025 - Healthpeak Properties, Inc. (NYSE: DOC), a leading owner, operator, and developer of real estate for healthcare discovery and delivery, today announced results for the fourth quarter and year ended December 31, 2024.

FOURTH QUARTER 2024 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.01 per share, Nareit FFO of $0.44 per share, FFO as Adjusted of $0.46 per share, AFFO of $0.40 per share, and Total Same-Store Portfolio Cash (Adjusted) NOI growth of 5.4%
–Healthpeak's Board of Directors declared a 1.7% increase in the Company's quarterly common stock cash dividend to $0.305 per share
–Fourth quarter new and renewal lease executions totaled 1.5 million square feet:
•Outpatient medical new and renewal lease executions totaled 879,000 square feet with 83% retention and +2% cash releasing spreads on renewals
•Lab new and renewal lease executions totaled 652,000 square feet with +30% cash releasing spreads on renewals
–Originated loans and other investments totaling up to approximately $126 million during the fourth quarter 2024 and through January 2025
–Executive management promotions and leadership transitions:
•Promoted Kelvin Moses to Executive Vice President – Investments and Portfolio Management, and Tracy Porter to Executive Vice President and General Counsel
•Pursuant to our long-term executive succession planning, Jeff Miller and Tom Klaritch will each be departing the Company after a transition and consulting role through December 31, 2025, and Mark Theine will lead Healthpeak’s Outpatient Medical platform
–Extended maturity of $3 billion revolving credit facility to 2029
–Net Debt to Adjusted EBITDAre was 5.2x for the quarter ended December 31, 2024

FULL YEAR 2024 HIGHLIGHTS
–Net income of $0.36 per share, Nareit FFO of $1.61 per share, FFO as Adjusted of $1.81 per share, AFFO of $1.60 per share, and Total Same-Store Portfolio Cash (Adjusted) NOI growth of 5.4%
–Completed Physicians Realty Trust merger joining two leading outpatient platforms with a combined portfolio of nearly 50 million square feet
•Achieved approximately $50 million of merger-related synergies during 2024, exceeding the mid-point of original 2024 synergy guidance by $10 million
•Completed property management internalization in 14 markets totaling over 19 million square feet
–Record year of leasing with over 8 million square feet of executions:
•Outpatient medical new and renewal lease executions totaled 6.2 million square feet with 88% retention and +7% cash releasing spreads on renewals
•Lab executions totaled 2.1 million square feet with +11% cash releasing spreads on renewals
–Record year of CCRC performance with 21% same-store growth and $143 million of entry fee net cash receipts
–Closed on $1.3 billion of dispositions at a blended trailing cash capitalization rate of 6.4%
–As previously disclosed, commenced construction on three new outpatient developments totaling 213,000 square feet with total expected development costs of $90 million and 90% pre-leasing
–As previously disclosed, repurchased 10.5 million shares at a weighted average share price of $17.98 for $188 million

–As previously disclosed, entered into a new $750 million term loan and related swaps to fix the interest rate at 4.5% for the full five-year term of the loan and extended maturity of $3 billion revolving credit facility to 2029
–2024 sustainability and responsible business recognitions include:
•Obtained 6 new LEED certifications, 19 new ENERGY STAR certifications and 150 ENERGY STAR recertifications in 2024
•Named an ENERGY STAR Partner of the Year for Sustained Excellence in 2024, marking our fourth time receiving the Partner of the Year award and first time being recognized for Sustained Excellence
•Received a Green Star rating from the Global Real Estate Sustainability Benchmark (“GRESB”) and named a constituent in the FTSE4Good Index for the thirteenth consecutive year
•Named to Newsweek’s America’s Most Responsible Companies list for the sixth consecutive year
•Named a constituent S&P Global North America Dow Jones Sustainability Index for the twelfth consecutive year and named a constituent in the S&P Global Dow Jones Sustainability World Index for the fifth time
•Named to the S&P Global Sustainability Yearbook for the ninth consecutive year
To learn more about Healthpeak's commitment to responsible business and view our 2023 Corporate Impact Report, please visit www.healthpeak.com/corporate-impact.
FOURTH QUARTER COMPARISON

	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$4,400	$0.01	$70,787	$0.13
Nareit FFO, diluted	311,396	0.44	263,810	0.48
FFO as Adjusted, diluted	329,264	0.46	252,639	0.46
AFFO, diluted	288,775	0.40	196,622	0.36
FULL YEAR COMPARISON

	Year Ended December 31, 2024		Year Ended December 31, 2023
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$242,491	$0.36	$304,284	$0.56
Nareit FFO, diluted	1,108,941	1.61	994,574	1.79
FFO as Adjusted, diluted	1,247,929	1.81	987,708	1.78
AFFO, diluted	1,103,179	1.60	847,358	1.53
Nareit FFO, FFO as Adjusted, AFFO, Total Merger-Combined Same-Store Cash (Adjusted) NOI, and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "December 31, 2024 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.

MERGER-COMBINED SAME-STORE ("SS") OPERATING SUMMARY
The table below outlines the year-over-year three-month and full-year Merger-Combined SS Cash (Adjusted) NOI growth.

Year-Over-Year Total Merger-Combined SS Cash (Adjusted) NOI Growth
	Three Month		Full Year
	SS Growth %	% of SS	SS Growth %	% of SS
Outpatient Medical	3.1%	54.8%	3.2%	55.9%
Lab	4.9%	34.8%	5.0%	33.9%
CCRC	22.3%	10.4%	20.8%	10.2%
Total Merger-Combined SS Cash (Adjusted) NOI	5.4%	100.0%	5.4%	100.0%

DIVIDEND
On February 3, 2025, Healthpeak's Board of Directors declared a 1.7% increase in the Company's quarterly cash dividend on its common stock, from $0.30 per share to $0.305 per share. On an annualized basis, the first quarter dividend represents a distribution of $1.22 per common share.
The first quarter dividend is payable on February 26, 2025, to stockholders of record as of the close of business on February 14, 2025.
TRANSITION TO A MONTHLY DIVIDEND
Beginning April 2025, Healthpeak’s Board of Directors is expected to authorize a monthly dividend in the amount of approximately $0.10167 per share (or $0.305 per share for the quarter). The change from a quarterly dividend to a monthly dividend provides investors with reliable monthly payments while more closely aligning with the timing of the Company's rental receipts. Future dividends are at the discretion of Healthpeak’s Board of Directors.
PHYSICIANS REALTY TRUST MERGER INTEGRATION
During 2024, the company completed internalization of property management across 14 markets totaling over 19 million square feet, bringing in-house over 100 property management employees. Healthpeak now internally property manages approximately 24 million square feet with additional markets planned for 2025 and beyond.
Healthpeak achieved approximately $50 million of merger-related synergies during 2024, exceeding the mid-point of original 2024 synergy guidance by $10 million.
LIFE SCIENCE LEASING UPDATE
During the fourth quarter 2024, Healthpeak executed lab lease agreements totaling 652,000 square feet, bringing full year 2024 lease executions to 2.1 million square feet.
Highlights of the fourth quarter leasing activity includes:
•130,000 square feet of renewal leasing in Torrey Pines at a blended positive 45% cash releasing spread
•84,000 square feet in west Sorrento Mesa, including converting the previously disclosed 33,000 square foot LOI at Directors Place into a signed new lease
•New lease executions during the fourth quarter included 268,000 square feet of previously disclosed activity at the Portside and Vantage campuses in South San Francisco
Subsequent to the fourth quarter, Healthpeak converted the previously disclosed 33,000 square foot LOI at Gateway into a signed new lease.
INVESTMENT, DISPOSITIONS, AND LOAN REPAYMENT ACTIVITY
INVESTMENTS
In October 2024, Healthpeak originated a $15 million loan on a 200,000 square foot outpatient medical campus in Minneapolis, Minnesota. The interest rate on the loan is 11%. Healthpeak retains certain purchase rights on the campus.

In December 2024, Healthpeak originated a secured development loan on a 90,000 square foot outpatient medical building in Plano, Texas. The development is 100% pre-leased to an oncology affiliate of McKesson Corporation and is adjacent to the Baylor Scott & White Regional Medical Center. Total funding available to the borrower under the four-year loan is approximately $36 million with an 8% interest rate. Through January 2025, there was no balance outstanding under the loan. Healthpeak retains certain purchase rights on the development project.

In January 2025, Healthpeak originated a secured loan to provide the borrower funding for the acquisition and redevelopment of a lab building in the Torrey Pines submarket of San Diego, California. Total funding available under the four-year loan is $75 million with an 8% interest rate. Through January 2025, $28 million has been funded. Healthpeak retains certain purchase rights on the lab building.

DISPOSITIONS AND LOAN REPAYMENTS
In November 2024, Healthpeak sold three outpatient medical buildings, including two previously disclosed buildings placed under contract in July 2024, for $35 million.
In January 2025, Healthpeak received loan repayments of $63 million at a blended interest rate of 11%.
EXECUTIVE MANAGEMENT PROMOTIONS AND LEADERSHIP TRANSITIONS
EXECUTIVE MANAGEMENT PROMOTIONS
•Kelvin Moses was promoted to Executive Vice President – Investments and Portfolio Management, effective March 1, 2025. In this role, he will continue to support Healthpeak’s investments and transactions, as well as lead Healthpeak’s portfolio management platform. Mr. Moses has been with Healthpeak for seven years and served in a variety of investment, operations, and development roles. Prior to joining Healthpeak, Mr. Moses worked at Barclays in the global healthcare and real estate investment banking groups.
•Tracy Porter was promoted to Executive Vice President and General Counsel, effective March 1, 2025, succeeding Jeff Miller in that role. Ms. Porter has been with Healthpeak for 12 years, most recently as Senior Vice President and Deputy General Counsel. Prior to joining Healthpeak, Ms. Porter was a member of the real estate practice group at Latham & Watkins LLP.
LEADERSHIP TRANSITIONS
As part of Healthpeak’s long-term succession plan, Tom Klaritch, Chief Operating Officer, and Jeff Miller, General Counsel, will depart the Company on December 31, 2025. Each executive will step down from his current role on March 1, 2025, and serve in a transition and consulting role through the end of 2025.
Mark Theine will lead Healthpeak’s Outpatient Medical platform, effective March 1, 2025. Mr. Theine, Senior Vice President – Outpatient Medical, joined Healthpeak in 2024, having previously served as Executive Vice President – Asset Management at Physicians Realty Trust from the company’s IPO in 2013 until its merger with Healthpeak in 2024. In his role, Mr. Theine will lead all aspects of asset management, operations, and leasing for our Outpatient Medical segment.
“I am pleased to announce the new leadership roles for Kelvin, Tracy, and Mark, who will help drive the next stage of Healthpeak’s growth. Our thoughtful succession planning process advances new generations of leaders through a seamless transition,” said Scott Brinker, the Company's President and Chief Executive Officer. “We would like to thank Tom and Jeff for their invaluable service to Healthpeak. Tom’s leadership of our outpatient medical platform over the last 25 years has positioned us as a leader in the outpatient sector. Jeff's positive contributions have broadly impacted our organization over the last six years through his leadership roles in senior housing, development, and legal. Tom and Jeff have imparted a legacy of excellence that serves as a strong foundation for our new leaders."
2025 GUIDANCE
For full year 2025, we have established the following Guidance ranges:
•Diluted earnings per common share of $0.30 – $0.36
•Diluted Nareit FFO per share of $1.81 – $1.87
•Diluted FFO as Adjusted per share of $1.81 – $1.87
•Total Merger-Combined Same-Store Cash (Adjusted) NOI growth from 3.0% – 4.0%
These estimates are based on our current view of existing market conditions, transaction timing, and other assumptions for the year ending December 31, 2025. For additional details and assumptions, please see page 12 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

CONFERENCE CALL INFORMATION
Healthpeak has scheduled a conference call and webcast for Tuesday, February 4, 2025, at 8:00 a.m. Mountain Time.
The conference call can be accessed in the following ways:
•Healthpeak’s website: https://ir.healthpeak.com/news-events
•Webcast: https://events.q4inc.com/attendee/488287711. Joining via webcast is recommended for those who will not be asking questions.
•Telephone: The participant dial-in number is (800) 715-9871.
An archive of the webcast will be available on Healthpeak’s website through February 3, 2026, and a telephonic replay can be accessed through February 11, 2025, by dialing (800) 770-2030 and entering conference ID number 95156.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates, and develops high-quality real estate focused on healthcare discovery and delivery.
FORWARD-LOOKING STATEMENTS
Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, developments, redevelopments, joint venture transactions, leasing activity and commitments, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; and (iii) the information presented under the heading "2025 Guidance." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends that may increase construction, labor and other operating costs; changes within the life science industry; significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with our senior housing properties managed by third parties, including our properties operated through structures permitted by the Housing and Economic Recovery Act of 2008, which includes most of the provisions previously proposed in the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of capital invested in a property, lower than expected future revenues, and unanticipated expenses; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of rent escalators or contingent rent provisions in our leases; competition for suitable healthcare properties to grow our investment portfolio; our ability to exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions or internalize property management; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; our ability to satisfy environmental, social and governance and sustainability commitments and requirements, as well as stakeholder expectations;

epidemics, pandemics, or other infectious diseases, including the coronavirus disease (Covid), and health and safety measures intended to reduce their spread; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence by us, our tenants, our vendors, and our investors; volatility, disruption, or uncertainty in the financial markets; increased borrowing costs, which could impact our ability to refinance existing debt, sell properties, and conduct investment activities; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; volatility in the market price and trading volume of our common stock; adverse changes in our credit ratings; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the Coronavirus, Aid, Relief and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs; changes in federal, state, or local laws or regulations that may limit our opportunities to participate in the ownership of, or investment in, healthcare real estate; our ability to successfully integrate our operations with Physicians Realty Trust and realize the anticipated synergies of our merger with Physicians Realty Trust and benefits of property management internalization; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; tax protection agreements that may limit our ability to dispose of certain properties and may require us to maintain certain debt levels; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.
Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements, and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.
CONTACT
Andrew Johns, CFA
Senior Vice President – Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	December 31, 2024	December 31, 2023
Assets
Real estate:
Buildings and improvements	$16,115,283	$13,329,464
Development costs and construction in progress	880,393	643,217
Land and improvements	2,918,758	2,647,633
Accumulated depreciation and amortization	(4,083,030)	(3,591,951)
Net real estate	15,831,404	13,028,363
Loans receivable, net of reserves of $10,499 and $2,830	717,190	218,450
Investments in and advances to unconsolidated joint ventures	936,814	782,853
Accounts receivable, net of allowance of $2,243 and $2,282	76,810	55,820
Cash and cash equivalents	119,818	117,635
Restricted cash	64,487	51,388
Intangible assets, net	817,254	314,156
Assets held for sale, net	7,840	117,986
Right-of-use asset, net	424,173	240,155
Other assets, net	942,465	772,044
Total assets	$19,938,255	$15,698,850

Liabilities and Equity
Bank line of credit and commercial paper	$150,000	$720,000
Term loans	1,646,043	496,824
Senior unsecured notes	6,563,256	5,403,378
Mortgage debt	356,750	256,097
Intangible liabilities, net	191,884	127,380
Liabilities related to assets held for sale, net	—	729
Lease liability	307,220	206,743
Accounts payable, accrued liabilities, and other liabilities	725,342	657,196
Deferred revenue	940,136	905,633
Total liabilities	10,880,631	8,773,980

Commitments and contingencies

Redeemable noncontrolling interests	2,610	48,828

Common stock, $1.00 par value: 1,500,000,000 and 750,000,000 shares authorized; 699,485,139 and 547,156,311 shares issued and outstanding	699,485	547,156
Additional paid-in capital	12,847,252	10,405,780
Cumulative dividends in excess of earnings	(5,174,279)	(4,621,861)
Accumulated other comprehensive income (loss)	28,818	19,371
Total stockholders’ equity	8,401,276	6,350,446

Joint venture partners	315,821	310,998
Non-managing member unitholders	337,917	214,598
Total noncontrolling interests	653,738	525,596

Total equity	9,055,014	6,876,042

Total liabilities and equity	$19,938,255	$15,698,850

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Rental and related revenues	$535,131	$412,332	$2,087,196	$1,631,805
Resident fees and services	145,963	136,341	568,475	527,417
Interest income and other	16,894	4,979	44,778	21,781
Total revenues	697,988	553,652	2,700,449	2,181,003

Costs and expenses:
Interest expense	70,508	52,784	280,430	200,331
Depreciation and amortization	274,469	188,544	1,057,205	749,901
Operating	277,026	224,401	1,074,861	902,060
General and administrative	23,929	21,556	97,162	95,132
Transaction and merger-related costs	10,572	14,417	132,685	17,515
Impairments and loan loss reserves (recoveries), net	11,632	(5,445)	22,978	(5,601)
Total costs and expenses	668,136	496,257	2,665,321	1,959,338
Other income (expense):
Gain (loss) on sales of real estate, net	(8,929)	—	178,695	86,463
Other income (expense), net	(24,157)	2,600	59,345	6,808
Total other income (expense), net	(33,086)	2,600	238,040	93,271

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	(3,234)	59,995	273,168	314,936
Income tax benefit (expense)	14,014	11,842	(4,350)	9,617
Equity income (loss) from unconsolidated joint ventures	(108)	3,558	(1,515)	10,204
Net income (loss)	10,672	75,395	267,303	334,757
Noncontrolling interests’ share in earnings	(6,125)	(4,451)	(24,161)	(28,748)
Net income (loss) attributable to Healthpeak Properties, Inc.	4,547	70,944	243,142	306,009
Participating securities’ share in earnings	(147)	(157)	(758)	(1,725)
Net income (loss) applicable to common shares	$4,400	$70,787	$242,384	$304,284

Earnings (loss) per common share:
Basic	$0.01	$0.13	$0.36	$0.56
Diluted	$0.01	$0.13	$0.36	$0.56
Weighted average shares outstanding:
Basic	699,457	547,091	675,680	547,006
Diluted	699,596	547,361	676,233	547,275

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income (loss) applicable to common shares	$4,400	$70,787	$242,384	$304,284
Real estate related depreciation and amortization	274,469	188,544	1,057,205	749,901
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	12,441	6,723	44,961	24,800
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,622)	(4,610)	(18,328)	(18,654)
Loss (gain) on sales of depreciable real estate, net	8,929	—	(178,695)	(86,463)
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	—	—	—	11,546
Loss (gain) upon change of control, net(1)	—	—	(77,548)	(234)
Taxes associated with real estate dispositions(2)	(1,879)	—	9,633	—
Impairments (recoveries) of depreciable real estate, net	13,118	—	13,118	—
Nareit FFO applicable to common shares	306,856	261,444	1,092,730	985,180
Distributions on dilutive convertible units and other	4,540	2,366	16,211	9,394
Diluted Nareit FFO applicable to common shares	$311,396	$263,810	$1,108,941	$994,574
Diluted Nareit FFO per common share	$0.44	$0.48	$1.61	$1.79
Weighted average shares outstanding - Diluted Nareit FFO	714,648	554,635	689,638	554,559
Impact of adjustments to Nareit FFO:
Transaction and merger-related items(3)	$6,181	$10,842	$115,105	$13,835
Other impairments (recoveries) and other losses (gains), net(4)	(2,360)	(4,407)	9,381	(3,850)
Restructuring and severance-related charges	—	—	—	1,368
Casualty-related charges (recoveries), net(5)	25,260	(3,424)	25,848	(4,033)
Recognition (reversal) of valuation allowance on deferred tax assets(6)	(11,196)	(14,194)	(11,196)	(14,194)
Total adjustments	17,885	(11,183)	139,138	(6,874)
FFO as Adjusted applicable to common shares	324,741	250,261	1,231,868	978,306
Distributions on dilutive convertible units and other	4,523	2,378	16,061	9,402
Diluted FFO as Adjusted applicable to common shares	$329,264	$252,639	$1,247,929	$987,708
Diluted FFO as Adjusted per common share	$0.46	$0.46	$1.81	$1.78
Weighted average shares outstanding - Diluted FFO as Adjusted	714,648	554,635	689,638	554,559
_______________________________________
(1)The year ended December 31, 2024 includes a gain upon change of control related to the sale of a 65% interest in two lab buildings in San Diego, California. The gain upon change of control is included in other income (expense), net in the Consolidated Statements of Operations.
(2)The year ended December 31, 2024 includes non-cash income tax expense related to the sale of a 65% interest in two lab buildings in San Diego, California, partially offset by income tax benefit related to the disposition of a portfolio comprised of a land parcel and various vacant buildings on certain of our CCRC campuses.
(3)The three months and years ended December 31, 2024 and 2023 includes costs related to the merger, which are primarily comprised of advisory, legal, accounting, tax, post-combination severance and stock compensation expense, and other costs of combining operations with Physicians Realty Trust that were incurred during the period. These costs were partially offset by termination fee income for the three months and years ended December 31, 2024 and 2023 associated with Graphite Bio, Inc., which later merged with LENZ Therapeutics, Inc. in March 2024, for which the lease terms were modified to accelerate expiration of the lease to December 2024. Termination fee income is included in rental and related revenues on the Consolidated Statements of Operations, but is excluded from Portfolio Cash Real Estate Revenues and FFO as Adjusted.
(4)The three months and year ended December 31, 2024 and 2023 includes reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(5)During the three months and year ended December 31, 2024, the Company incurred casualty-related charges associated with Hurricane Milton. Casualty-related charges (recoveries), net are recognized in other income (expense), net, equity income (loss) from unconsolidated joint ventures, and noncontrolling interests' share in earnings in the Consolidated Statements of Operations.
(6)The three months and year ended December 31, 2024 includes the release of a valuation allowance and recognition of a corresponding income tax benefit in connection with a merger of certain taxable REIT subsidiaries. During the three months and year ended December 31, 2023, in conjunction with classifying the assets related to the Callan Ridge JV as held for sale as of December 31, 2023, we concluded it was more likely than not that we would realize the future value of certain deferred tax assets generated by the net operating losses of taxable REIT subsidiaries. Accordingly, during the three months and year ended December 31, 2023, we recognized the reversal of a portion of the associated valuation allowance and recognized a corresponding income tax benefit.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
FFO as Adjusted applicable to common shares	$324,741	$250,261	$1,231,868	$978,306
Stock-based compensation amortization expense	3,608	3,513	15,543	14,480
Amortization of deferred financing costs and debt discounts (premiums)	9,727	3,088	28,974	11,916
Straight-line rents(1)	(8,385)	(1,677)	(41,276)	(14,387)
AFFO capital expenditures	(39,040)	(47,332)	(115,784)	(113,596)
Deferred income taxes	3,846	117	6,176	(816)
Amortization of above (below) market lease intangibles, net	(7,430)	(5,525)	(30,755)	(25,791)
Other AFFO adjustments	(2,832)	(7,486)	(7,778)	(9,335)
AFFO applicable to common shares	284,235	194,959	1,086,968	840,777
Distributions on dilutive convertible units and other	4,540	1,663	16,211	6,581
Diluted AFFO applicable to common shares(2)	$288,775	$196,622	$1,103,179	$847,358
Diluted AFFO per common share(2)	$0.40	$0.36	$1.60	$1.53
Weighted average shares outstanding - Diluted AFFO	714,648	552,810	689,638	552,734
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(1)The year ended December 31, 2023 includes an $8.7 million write-off of straight-line rent receivable associated with Sorrento Therapeutics, Inc., which commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code. This activity is reflected as a reduction of rental and related revenues in the Consolidated Statements of Operations.
(2)Beginning in the first quarter of 2025, we will report AFFO under our revised definition, which includes an adjustment for CCRC non-refundable entrance fee cash collections in excess of the related amortization. Under this revised definition, diluted AFFO applicable to common shares would be $311.9 million and $205.5 million, respectively, and diluted AFFO per common share would be $0.44 and $0.37, respectively, for the three months ended December 31, 2024 and 2023. Under this revised definition, diluted AFFO applicable to common shares would be $1.16 billion and $890.8 million, respectively, and diluted AFFO per common share would be $1.68 and $1.61, respectively, for the years ended December 31, 2024 and 2023.